Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Zions Bancorporation, National Association Post- Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-205422) of our reports dated February 28, 2018, with respect to the consolidated financial statements of Zions Bancorporation and the effectiveness of internal control over financial reporting of Zions Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Salt Lake City, Utah November 7, 2018